Two Harbors Investment Corp. Reports First Quarter 2020 Financial Results
Took Decisive Action in Unprecedented Market Conditions Stemming from COVID-19 Pandemic

NEW YORK, May 6, 2020 - Two Harbors Investment Corp. (NYSE: TWO), a leading mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended March 31, 2020.
Quarterly Summary

•	Experienced unprecedented market conditions stemming from the global COVID-19 pandemic. As a result, we took decisive action to reduce portfolio risk and amass a strong defensive liquidity position.

•
Sold substantially all of our non-Agency securities, eliminating the risk of continued outsized margin calls and ongoing funding concerns associated with the significant spread widening on these assets.

•	Focused on the safety and well-being of our people by implementing mandatory work-from-home measures across all three of our offices.

•	Reported book value of $6.96 per common share.

•	Incurred a Comprehensive Loss of $(2.1) billion, or $(7.63) per weighted average basic common share, representing an annualized return on average common equity of (225.2)%.

•	Reported Core Earnings of $67.6 million, or $0.25 per weighted average basic common share.(1)

Post Quarter-End Business Update

•
Announced non-renewal of management agreement and transition to self-management effective September 19, 2020. Expect benefits to stockholders to include: (1) substantial annual cost savings of approximately $42 million or $0.15 per common share; (2) further alignment of interests of management and stockholders; (3) enhanced returns on any future capital growth; and (4) potential for attracting new institutional investors.

•
In advanced discussions with two major banks regarding servicing advance facilities, which are expected to be finalized in the next 30-60 days, subject to customary closing conditions and GSE approvals.

•	Paid interim dividend of $0.05 per common share and all first quarter preferred dividends; will continue to evaluate our quarterly dividends based on evolving market conditions.

“The global COVID-19 health pandemic led to unprecedented market conditions in the first quarter. As a result, we focused on raising our excess liquidity and de-risking our portfolio,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “During the quarter, we made every margin call and at March 31st had a strong liquidity position with $1.2 billion in unrestricted cash. Going forward, while we can’t predict how this global pandemic will play out, we are making every effort to best position our company for events outside of our control. Despite all of the uncertainty, we believe that we can withstand future volatility and ultimately, on the other side of this crisis, once again drive long-term stockholder value.”

(1) Core Earnings is a non-GAAP measure. Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2020 and fourth quarter of 2019:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended March 31, 2020			Three Months Ended December 31, 2019
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive (Loss) Income	$(2,086,676)	$(7.63)	(225.2)%	$56,850	$0.21	5.7%
GAAP Net (Loss) Income	$(1,888,606)	$(6.91)	(203.8)%	$115,804	$0.42	11.6%
Core Earnings(1)	$67,617	$0.25	7.3%	$67,671	$0.25	6.8%

Operating Metrics
Dividend per common share	$—			$0.40
Annualized dividend yield(2)	—%			10.9%
Book value per common share at period end	$6.96			$14.54
Return on book value(3)	(52.1%)			1.5%
Other operating expenses, excluding non-cash LTIP amortization(4)	$13,482			$11,719
Other operating expenses, excluding non-cash LTIP amortization, as a percentage of average equity(4)	1.1%			0.9%
_____________

(1)	Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(2)	Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.

(3)
Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.

(4)	Excludes non-cash equity compensation expense of $2.3 million for the first quarter of 2020 and $2.4 million for the fourth quarter of 2019.

“In March, the COVID-19 pandemic had a swift and dramatic effect on volatility, leading to unprecedented spread widening across many asset classes,” stated Matt Koeppen, Two Harbors’ Co-Chief Investment Officer. “In response to this crisis, we de-levered, reduced risk and raised excess cash. We sold Agency RMBS, both specified pools and TBAs.  We also sold substantially all of our non-Agency portfolio, eliminating the risks of continued outsized margin calls and ongoing funding concerns associated with the significant spread widening on these assets. As a result of these decisive actions, we are strongly positioned from a liquidity perspective to manage upcoming cash requirements.”

“Looking forward, and notwithstanding near-term challenges, we currently believe that the opportunity set in our target assets of Agency RMBS paired with MSR is very attractive,” continued Bill Greenberg, Two Harbors’ Co-Chief Investment Officer. “The MSR asset is where were are seeing the most interesting opportunities.  We estimate that newly originated MSR returns on a forward basis are 25% or higher, when paired with Agency RMBS.  We believe that given the maturity of our MSR business, we are uniquely positioned to take advantage of that attractive opportunity on an ongoing basis.”

As a result of the global COVID-19 pandemic, the company experienced unprecedented market conditions during quarter ended March 31, 2020, including unusually significant spread widening in both Agency RMBS and non-Agency securities. In response, the company focused its efforts on raising excess liquidity and de-risking its portfolio. On March 25, 2020, the company sold substantially all of its non-Agency securities in order to eliminate the risks posed by continued outsized margin calls and ongoing funding concerns associated with the significant spread widening on these assets. The company also sold approximately one-third of its Agency RMBS in order to reduce risk and raise cash to establish a strong defensive liquidity position to weather potential ongoing economic and market instability.

Portfolio Summary
The company’s portfolio is comprised of $19.3 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of March 31, 2020. Additionally, the company held $1.9 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of March 31, 2020 and December 31, 2019:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2020		As of December 31, 2019
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$17,692,839	91.6%	$27,763,471	83.2%
Other Agency(1)	87,096	0.5%	83,509	0.2%
Total Agency	17,779,935	92.1%	27,846,980	83.4%
Mortgage servicing rights	1,505,163	7.8%	1,909,444	5.7%
Credit Strategy
Non-Agency
Senior	2,593	—%	3,073,098	9.2%
Mezzanine	—	—%	480,765	1.5%
Other	23,807	0.1%	74,410	0.2%
Total Non-Agency	26,400	0.1%	3,628,273	10.9%
Aggregate Portfolio	19,311,498		33,384,697
Net TBA position(2)	1,846,871		7,656,187
Total Portfolio	$21,158,369		$41,040,884

Portfolio Metrics	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter(3)	3.52%	3.54%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.18%	3.20%
Credit Strategy
Non-Agency securities	6.76%	6.29%

Annualized cost of funds on average borrowing balance during the quarter(4)	2.39%	2.35%
Annualized net yield for aggregate portfolio during the quarter	1.13%	1.19%
________________

(1)	Other Agency includes hybrid ARMs and Agency derivatives.

(2)	Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

(3)	Includes interest income on RMBS and servicing income net of servicing expenses and amortization on MSR.

(4)	Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of March 31, 2020	As of December 31, 2019
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(5)	$104.97	$103.96
Weighted average three month CPR on Agency RMBS	12.3%	14.3%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	99.4%	89.1%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	0.6%	10.9%
______________
(5) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of March 31, 2020	As of December 31, 2019
(dollars in thousands)	(unaudited)	(unaudited)

Unpaid principal balance	$179,714,087	$175,882,142
Fair market value	$1,505,163	$1,909,444
Gross weighted average coupon	4.1%	4.1%
Weighted average original FICO score(2)	754	754
Weighted average original LTV	75%	75%
60+ day delinquencies	0.3%	0.3%
Net servicing spread	27.3 basis points	27.0 basis points

	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019
	(unaudited)	(unaudited)
Fair value losses	$(586,665)	$(21,739)
Servicing income	$130,797	$127,690
Servicing expenses	$19,624	$20,149
Change in servicing reserves	$232	$72
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of March 31, 2020	As of December 31, 2019
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$1,761,000	$7,427,000
Interest rate swaps notional, utilized to economically hedge interest rate exposure (or duration)	$56,158,068	$39,702,470
Swaptions net notional, utilized as macroeconomic hedges	1,376,000	1,257,000
Total interest rate swaps and swaptions notional	$57,534,068	$40,959,470
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, FHLB advances, revolving credit facilities, term notes and convertible senior notes as of March 31, 2020 and December 31, 2019:

March 31, 2020	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$17,795,516	1.86%	1.76
Repurchase agreements collateralized by MSR	—	—%	—
Total repurchase agreements	17,795,516	1.86%	1.76	22
FHLB advances collateralized by RMBS(4)	50,000	2.39%	174.64	1
Revolving credit facilities collateralized by MSR	252,143	3.49%	11.53	1
Term notes payable collateralized by MSR	394,772	3.72%	50.86	n/a
Unsecured convertible senior notes	285,238	6.25%	21.53	n/a
Total borrowings	$18,777,669
________________
(4) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances. On April 15, 2020, we received notification from the FHLB that TH Insurance’s credit limit for new advances had been reduced to zero pending the FHLB’s review of our updated financial information as of March 31, 2020.

December 31, 2019	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$28,884,848	2.12%	2.44
Repurchase agreements collateralized by MSR	262,615	3.51%	11.05
Total repurchase agreements	29,147,463	2.14%	2.52	24
FHLB advances collateralized by RMBS(1)	210,000	2.00%	42.56	1
Revolving credit facilities collateralized by MSR	300,000	4.26%	14.37	1
Term notes payable collateralized by MSR	394,502	4.59%	53.85	n/a
Unsecured convertible senior notes	284,954	6.25%	24.53	n/a
Total borrowings	$30,336,919
________________
(1) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances. On April 15, 2020, we received notification from the FHLB that TH Insurance’s credit limit for new advances had been reduced to zero pending the FHLB’s review of our updated financial information as of March 31, 2020.

Borrowings by Collateral Type	As of March 31, 2020		As of December 31, 2019
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$17,837,978		$27,563,240
Mortgage servicing rights	646,915		957,117
Non-Agency securities	7,538		1,531,608
Other(2)	285,238		284,954
Total/Annualized cost of funds on average borrowings during the quarter	$18,777,669		$30,336,919

Debt-to-equity ratio at period-end(3)	6.5	:1.0	6.1	:1.0
Economic debt-to-equity ratio at period-end(4)	7.0	:1.0	7.5	:1.0

Cost of Funds Metrics	Three Months Ended March 31, 2020		Three Months Ended December 31, 2019
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	2.2%		2.4%
Agency RMBS and Agency Derivatives	2.0%		2.2%
Mortgage servicing rights(5)	4.7%		5.0%
Non-Agency securities	3.0%		3.0%
Other(2)(5)	6.7%		6.8%
____________________

(2)	Includes unsecured convertible senior notes.

(3)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.

(4)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

(5)	Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 7, 2020 at 9:00 a.m. EDT to discuss first quarter 2020 financial results and related information. To participate in the teleconference, please call toll-free (866) 548-4713, conference code 6869956, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on May 7, 2020, through 12:00 a.m. EDT on June 6, 2020. The playback can be accessed by calling (888) 203-1112 , conference code 6869956. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state authorities and GSEs response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision not to renew our management agreement with PRCM Advisers LLC and our ability to successfully transition to a self-managed company; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Karr, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $17,279,572; allowance for credit losses $41,390)	$17,733,059	$31,406,328
Mortgage servicing rights, at fair value	1,505,163	1,909,444
Cash and cash equivalents	1,206,889	558,136
Restricted cash	680,395	1,058,690
Accrued interest receivable	57,854	92,634
Due from counterparties	581,355	318,963
Derivative assets, at fair value	117,368	188,051
Reverse repurchase agreements	147,651	220,000
Other assets	172,914	169,376
Total Assets	$22,202,648	$35,921,622
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$17,795,516	$29,147,463
Federal Home Loan Bank advances	50,000	210,000
Revolving credit facilities	252,143	300,000
Term notes payable	394,772	394,502
Convertible senior notes	285,238	284,954
Derivative liabilities, at fair value	176,156	6,740
Due to counterparties	200,729	259,447
Dividends payable	—	128,125
Accrued interest payable	79,543	149,626
Other liabilities	64,418	70,299
Total Liabilities	19,298,515	30,951,156
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 40,050,000 and 40,050,000 shares issued and outstanding, respectively ($1,001,250 and $1,001,250 liquidation preference, respectively)	977,501	977,501
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 273,528,243 and 272,935,731 shares issued and outstanding, respectively	2,735	2,729
Additional paid-in capital	5,156,151	5,154,764
Accumulated other comprehensive income	491,330	689,400
Cumulative earnings	786,235	2,655,891
Cumulative distributions to stockholders	(4,509,819)	(4,509,819)
Total Stockholders’ Equity	2,904,133	4,970,466
Total Liabilities and Stockholders’ Equity	$22,202,648	$35,921,622

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2020	2019
	(unaudited)
Interest income:
Available-for-sale securities	$248,684	$235,886
Other	6,823	9,597
Total interest income	255,507	245,483
Interest expense:
Repurchase agreements	152,605	147,560
Federal Home Loan Bank advances	1,592	6,074
Revolving credit facilities	3,531	5,156
Term notes payable	4,804	—
Convertible senior notes	4,776	4,735
Total interest expense	167,308	163,525
Net interest income	88,199	81,958
Other-than-temporary impairment losses	—	(206)
Other income (loss):
Loss on investment securities	(1,081,607)	(19,292)
Servicing income	130,797	116,948
Loss on servicing asset	(586,665)	(188,974)
Loss on interest rate swap, cap and swaption agreements	(250,596)	(83,259)
(Loss) gain on other derivative instruments	(133,468)	104,278
Other income	798	123
Total other loss	(1,920,741)	(70,176)
Expenses:
Management fees	14,550	12,082
Servicing expenses	19,905	19,912
Other operating expenses	15,797	15,556
Total expenses	50,252	47,550
Loss before income taxes	(1,882,794)	(35,974)
Benefit from income taxes	(13,138)	(10,039)
Net loss	(1,869,656)	(25,935)
Dividends on preferred stock	18,950	18,950
Net loss attributable to common stockholders	$(1,888,606)	$(44,885)
Basic loss per weighted average common share	$(6.91)	$(0.18)
Diluted loss per weighted average common share	$(6.91)	$(0.18)
Dividends declared per common share	$—	$0.47
Weighted average number of shares of common stock:
Basic	273,392,615	252,357,878
Diluted	273,392,615	252,357,878

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME, CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2020	2019
	(unaudited)
Comprehensive (loss) income:
Net loss	$(1,869,656)	$(25,935)
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(198,070)	356,152
Other comprehensive (loss) income	(198,070)	356,152
Comprehensive (loss) income	(2,067,726)	330,217
Dividends on preferred stock	18,950	18,950
Comprehensive (loss) income attributable to common stockholders	$(2,086,676)	$311,267

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,	Three Months Ended December 31,
	2020	2019
	(unaudited)	(unaudited)
Reconciliation of Comprehensive (loss) income to Core Earnings:
Comprehensive (loss) income attributable to common stockholders	$(2,086,676)	$56,850
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities	198,070	58,954
Net (loss) income attributable to common stockholders	$(1,888,606)	$115,804

Adjustments for non-Core Earnings:
Other-than-temporary impairments and loss recovery adjustments	—	2,198
Realized loss (gain) on securities	1,035,038	(27,615)
Unrealized loss (gain) on securities	931	(526)
Provision for credit losses	45,638	—
Realized and unrealized loss (gain) on mortgage servicing rights	511,059	(51,387)
Realized (gain) loss on termination or expiration of swaps and swaptions	(361,853)	1,495
Unrealized losses on interest rate swaps and swaptions	599,834	10,148
Losses on other derivative instruments	138,819	19,833
Other (income) loss	(735)	73
Change in servicing reserves	232	72
Non-cash equity compensation expense	2,315	2,423
Other nonrecurring expenses	719	—
Net benefit from income taxes on non-Core Earnings	(15,774)	(4,847)
Core Earnings attributable to common stockholders(1)	$67,617	$67,671

Weighted average basic common shares	273,392,615	272,906,815
Core Earnings attributable to common stockholders per weighted average basic common share	$0.25	$0.25
_____________

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, provision for credit losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and other nonrecurring expenses). As defined, Core Earnings includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, servicing income, net of estimated amortization on MSR, management fees and recurring cash related operating expenses. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Core Earnings provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(unaudited)
Net Interest Income:
Interest income	$255.5	$237.3	$251.1	$269.1	$245.5
Interest expense	167.3	167.3	191.1	192.4	163.5
Net interest income	88.2	70.0	60.0	76.7	82.0
Other income:
Servicing income, net of amortization(1)	55.2	54.6	52.7	52.7	52.5
Interest spread on interest rate swaps	(12.6)	4.8	19.1	22.9	23.7
Gain on other derivative instruments	5.3	9.0	—	16.7	28.7
Other income	0.1	0.1	0.4	0.5	0.5
Total other income	48.0	68.5	72.2	92.8	105.4
Expenses	47.0	49.4	46.2	42.9	45.2
Core Earnings before income taxes	89.2	89.1	86.0	126.6	142.2
Income tax expense	2.6	2.5	2.0	1.6	0.6
Core Earnings	86.6	86.6	84.0	125.0	141.6
Dividends on preferred stock	19.0	18.9	19.0	19.0	18.9
Core Earnings attributable to common stockholders(2)	$67.6	$67.7	$65.0	$106.0	$122.7
Weighted average basic Core EPS	$0.25	$0.25	$0.24	$0.39	$0.49

Core earnings return on average common equity	7.3%	6.8%	6.5%	11.1%	14.3%
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(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.

(2)	Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.